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                                                                  Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-84566) and related Prospectus of EPIX Medical, Inc. for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 2002, with respect to the financial statements of EPIX Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


Boston, Massachusetts
June 10, 2002